Exhibit 10.18

FIFTH AMENDMENT TO CREDIT AGREEMENT

FIFTH AMENDMENT TO CREDIT AGREEMENT (this “Fifth Amendment”), dated as of December 16, 2009, among GRAHAM PACKAGING HOLDINGS COMPANY, a Pennsylvania limited partnership (“Holdings”), GRAHAM PACKAGING COMPANY, L.P., a Delaware limited partnership (the “Borrower”), GPC CAPITAL CORP. I, a Delaware corporation (the “Co-Borrower”), the Lenders from time to time party to the Credit Agreement referred to below, and DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders. Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.

W I T N E S S E T H:

WHEREAS, Holdings, the Borrower, the Co-Borrower, the Lenders from time to time party thereto, and the Agents are parties to a Credit Agreement, dated as of October 7, 2004 (as amended, modified and/or supplemented to, but not including, the date hereof, the “Credit Agreement”); and

WHEREAS, the parties hereto wish to enter into certain agreements and amendments regarding the Credit Agreement as herein provided;

NOW, THEREFORE, it is agreed:

I. Amendments to the Credit Agreement.

1. The definition of “Borrower Partners” appearing in Section 1.01 of the Credit Agreement is hereby amended to read in its entirety as follows:

“Borrower Partners” shall mean, at any time, each person which is a holder of the Equity Interests of the Borrower from time to time.

2. The definition of “Holdings” appearing in Section 1.01 of the Credit Agreement is hereby amended to read in its entirety as follows:

“Holdings” shall have the meaning given such term in the introductory paragraph of this Agreement, provided that upon consummation of an IPO Reorganization pursuant to clause (a) of the definition thereof, “Holdings” shall be deemed to mean CapCo II.

3. The definition of “Holdings Partner” appearing in Section 1.01 of the Credit Agreement is hereby amended to read in its entirety as follows:

“Holdings Partner” shall mean, at any time, each person which is a holder of the Equity Interests of Holdings from time to time.

4. The definition of “IPO Reorganization” appearing in Section 1.01 of the Credit Agreement is hereby amended to read in its entirety as follows:

“IPO Reorganization” shall mean either of (a) the transfer of all or substantially all of Holdings’ assets (including, without limitation, all Equity Interests in the Borrower and Opco GP) and liabilities to CapCo II and the dissolution, liquidation or winding up of Holdings in connection with or in contemplation of an initial public offering of the shares of common stock of CapCo II or (b) the issuance by Holdings or any direct or indirect parent of Holdings (Holdings or such parent, the “IPO Vehicle”) of its common Equity Interests in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act of 1933 (whether alone or in connection with a secondary public offering).

5. The definition of “Permitted Tax Amount Distributions” appearing in Section 1.01 of the Credit Agreement is hereby amended to read in its entirety as follows:

“Permitted Tax Amount Distributions” shall mean for each tax year that the Borrower qualifies or each of Borrower and Holdings qualifies as (w) a partnership, (x) a branch or agency of another person, (y) a disregarded entity or (z) a corporation that is part of a consolidated tax group of which Holdings is not the common parent (any of (w), (x), (y) or (z), a “Flow-through Entity”) under the Code (including the applicable provisions of Treasury Regulations promulgated thereunder) or any similar provision of state or local law, distributions of amounts, without duplication, in respect of (i) U.S. federal income tax and of income tax imposed by the state or local jurisdictions in which the Flow-through Entity so qualifies as a partnership or as a branch or agency of another person or (ii) taxes imposed on profits or capital of such person for such period, including, without limitation, state franchise and similar taxes (such as the Texas franchise tax and Michigan single business tax); provided, however, that (A) a knowledgeable and duly authorized officer of the Flow-through Entity certifies annually that the Flow-through Entity qualifies as such for federal income tax purposes and under similar laws of the states in respect of which such tax amount distributions are being made and (B) at the time of such distributions, the most recent audited financial statements of the Flow-through Entity provide that the Flow-through Entity was treated as such for federal income tax purposes for the period of such financial statements. Between the first and fifteenth day of each month in which an estimated tax payment for a Borrower Partner is due, the Flow-through Entity may distribute cash to each Borrower Partner in an amount equal to the product of (A) the highest combined marginal individual or corporate (as applicable) federal, state and local income tax rates ((i) including, to the extent applicable, if any, alternative minimum tax and (ii) taking into account any federal tax benefit for a deduction for state and local taxes) applicable to the taxable income of the Flow-through Entity allocated to a Borrower Partner and in effect at the time of the distribution, times (B) the remainder, if any, of (1) the product of 25, 50, 75 or 100 percent for the first (1st), second (2nd), third (3rd) or fourth (4th) required estimated tax installment payments for the fiscal year, respectively, times (a) the cumulative (as annualized) taxable income to be allocated to such Borrower Partner for such fiscal year less (b) the cumulative taxable loss that has been allocated to such Borrower Partner to the extent such loss has not previously reduced taxable income pursuant to this provision in any prior taxable year, as determined in good faith by the Flow-through Entity’s executive committee at or around the date of payment, minus (2) the sum of the cumulative distributions to such Borrower Partner made with respect to such fiscal year under the applicable provisions of the partnership agreement of the Borrower. For purposes of the foregoing sentence, estimated tax payments, estimated tax installment payments, and taxable income and loss shall be computed without regards to (i) any tax items arising solely as a result of an adjustment to the basis of partnership property under Section 743(b) of the Code, and (ii) any taxable loss that arose prior to the IPO Reorganization. Notwithstanding the foregoing provisions, the Permitted Tax Amount Distributions permitted to be distributed by Holdings shall be adjusted to reflect the Reimbursed Amount calculated under Section 5.1(b)(ii) of Holdings’ partnership agreement as in effect on the date hereof. If any Borrower Partner of a Flow-through Entity is an S corporation or a partnership or a similar pass-through entity, (i) reference to Borrower Partner shall, for the purposes of this definition, include shareholders or partners, as the case may be, of the Borrower Partner and reference to the Borrower shall include such S-corporation or partnership or similar pass-through entity and (ii) notwithstanding anything provided elsewhere in this definition of “Permitted Tax Amount Distributions”, the aggregate Permitted Tax Amount Distributions to such Borrower Partner shall not exceed the aggregate Permitted Tax Amount Distributions payable to such Borrower Partner’s shareholders or partners, as the case may be.

6. Section 2.16(a) of the Credit Agreement is hereby amended by inserting the text “and as permitted by Section 2.23(a)” immediately following the text “Sections 2.01(e) and 2.14” appearing therein.

7. Section 2.23(a) of the Credit Agreement is hereby amended by inserting the following new sentence at the end thereof:

“Notwithstanding anything to the contrary contained herein, a repayment of the outstanding principal of B Term Loans with the proceeds of C Term Loans provided pursuant to Incremental C Term Loan Commitments as otherwise permitted hereunder may be effected by converting outstanding B Term Loans of one or more Lenders into C Term Loans.”

II. Miscellaneous Provisions.

1. In order to induce the Lenders to enter into this Fifth Amendment, the Borrower hereby represents and warrants that (i) no Default or Event of Default exists as of the Fifth Amendment Effective Date after giving effect to this Fifth Amendment and the applicable transactions permitted (or required) hereunder as described in preceding Part I, and (ii) all of the representations and warranties contained in the Credit Agreement or the other Loan Documents are true and correct in all material respects on the Fifth Amendment Effective Date after giving effect to this Fifth Amendment, with the same effect as though such representations and warranties had been made on and as of the Fifth Amendment Effective Date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date).

2. This Fifth Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Loan Document.

3. This Fifth Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered (including the facsimile or electronic transmission) shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

4. THIS FIFTH AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

5. This Fifth Amendment shall become effective on the date (the “Fifth Amendment Effective Date”) when each of the following conditions shall have been satisfied:

(i) the Administrative Agent, the Borrower, each other Loan Party and the Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission or electronic mail) the same to White & Case LLP, 1155 Avenue of the Americas, New York, NY 10036 Attention: May Yip-Daniels (facsimile number: 212-354-8113; email: myip@whitecase.com);

(ii) the Borrower shall have paid to each Lender who has consented to this Fifth Amendment by signing a counterpart hereof and delivering the same as provided in preceding clause (i) prior to 6:00 p.m. (New York City time) on December 16, 2009, a fee equal to 0.10% of the sum of (x) the Revolving Credit Commitment of each such Lender and (y) the aggregate principal amount of the Term Loans of each such Lender, in each case as of the Fifth Amendment Effective Date, which fee shall not be subject to counterclaim or set-off, or be otherwise affected by, any claim or dispute relating to any other matter and shall be paid by the Borrower to the Administrative Agent for distribution to such Lenders on the Fifth Amendment Effective Date; and

(iii) the Borrower shall have paid in full all fees, costs and expenses (including legal fees and expenses) then due and payable pursuant to the Credit Agreement that have been duly invoiced prior to the Fifth Amendment Effective Date.

6. By executing and delivering a copy hereof, each Loan Party hereby acknowledges that all Loans (as defined after giving effect to the Fifth Amendment) shall continue to be fully guaranteed pursuant to the Canadian Guarantee Agreement and the U.S. Guarantee and Collateral Agreement in accordance with the terms and provisions thereof and shall continue to be secured in accordance with the terms and provisions of the Security Documents.

7. From and after the Fifth Amendment Effective Date, all references in the Credit Agreement and each of the other Loan Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement, as modified hereby.

*     *     *

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Fifth Amendment as of the date first above written.

GRAHAM PACKAGING COMPANY, L.P.
	By:	GPC Opco GP LLC, its general partner

By:	/s/ Mark S Burgess
	Name:	Mark S. Burgess
	Title:	Chief Executive Officer

GRAHAM PACKAGING HOLDINGS COMPANY
	By:	BCP/Graham Holdings L.L.C., its general partner

By:	/s/ Mark S. Burgess
	Name:	Mark S. Burgess
	Title:	Chief Executive Officer

GPC CAPITAL CORP. I

By:	/s/ Mark S. Burgess
	Name:	Mark S. Burgess
	Title:	President, Treasurer & Assistant Secretary

DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH, as Administrative Agent

By:	/s/ Enrique Landaeta
	Name:	Enrique Landaeta
	Title:	Vice President

By:	/s/ Marguerite Sutton
	Name:	Marguerite Sutton
	Title:	Director

SIGNATURE PAGE TO THE FIFTH AMENDMENT TO CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG GRAHAM PACKAGING HOLDINGS COMPANY, GRAHAM PACKAGING COMPANY, L.P., GPC CAPITAL CORP. I, THE LENDERS FROM TIME TO TIME PARTY TO THE CREDIT AGREEMENT, AND DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH, AS ADMINISTRATIVE AGENT FOR THE LENDERS

NAME OF INSTITUTION: [Lender]

By:	[Authorized Signatory]
Name:
Title:

Each of the undersigned, each being a Subsidiary Guarantor under, and as defined in, the Credit Agreement referenced in the foregoing Fifth Amendment, hereby acknowledges the entering into of the Fifth Amendment and acknowledges to the provisions thereof (including, without limitation, Part II, Section 6 thereof).

GPC CAPITAL CORP. I GRAHAM PACKAGING POLAND, L.P.
By:	GPC Sub GP LLC, its general partner
GRAHAM RECYCLING COMPANY, L.P.
By:	GPC Sub GP LLC, its general partner
GRAHAM PACKAGING FRANCE PARTNERS
By:	Graham Packaging Company, L.P., its general partner
	By:	GPC Opco GP LLC, its general partner

GRAHAM PACKAGING LATIN AMERICA, LLC

GPC SUB GP LLC

GRAHAM PACKAGING WEST JORDAN, LLC

GRAHAM PACKAGING ACQUISITION CORP.

GRAHAM PACKAGING PLASTIC PRODUCTS INC.

GRAHAM PACKAGING PET TECHNOLOGIES INC.

GRAHAM PACKAGING LEASING USA LLC

GRAHAM PACKAGING CONTROLLERS USA, LLC

GRAHAM PACKAGING COMERC USA LLC

GRAHAM PACKAGING REGIOPLAST STS INC.

GRAHAM PACKAGING TECHNOLOGICAL SPECIALTIES LLC

GRAHAM PACKAGING INTERNATIONAL PLASTIC PRODUCTS INC.

on behalf of each of the above Subsidiary Guarantors

By:	/s/ David W. Bullock
	Name:	David W. Bullock
	Title:	Chief Financial Officer